CONSENT OF COUNSEL


We consent to the reference to our Firm under the caption "Legal Matters" in the Statement of Additional Information which forms a part of the Registration Statement.


                                         /s/ BLAZZARD, GRODD & HASENAUER, P.C.
                                         Blazzard, Grodd & Hasenauer, P.C.


April 26, 2001